SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934



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               Section 240.14a-12


                      GREIF BROS. CORPORATION
         (Name of Registrant as Specified in its Charter)

                          NOT APPLICABLE
            (Name of Person(s) Filing Proxy Statement)


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                     GREIF BROS. CORPORATION
                     621 PENNSYLVANIA AVENUE
                       DELAWARE, OHIO 43015


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Class B Stockholders of
GREIF BROS. CORPORATION:

     Notice is hereby given that the Annual Meeting of the Stockholders of Greif Bros. Corporation (the "Company") will be held at the principal office of the Company, 1209 Orange Street, Wilmington, Delaware, on the 24th day of February, 1997, at 10:00 o'clock A.M., E.S.T., for the following purposes.

     1. To elect ten directors to serve for a one year term; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only Stockholders of record of the Class B Common Stock at the close of business on January 27, 1997, will be entitled to notice of and to vote at this meeting.

     Whether or not you plan to attend the meeting, we hope that you will sign the enclosed proxy and return it promptly in the
enclosed envelope.   If you are able to attend the meeting and
wish to vote in person, at your request, we will cancel your proxy.



                                             John P. Conroy
                                             Secretary

January 27, 1997




                     GREIF BROS. CORPORATION
                     621 PENNSYLVANIA AVENUE
                       DELAWARE, OHIO 43015
                         PROXY STATEMENT

   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 24, 1997

To the Class B Stockholders of Greif Bros. Corporation:

     This Proxy Statement is being furnished to the Class B Stockholders of Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by Management of proxies that will be used at the Annual Meeting scheduled to be held on February 24, 1997 at 10:00 A.M., E.S.T., at its principal office, 1209 Orange Street, Wilmington, Delaware. It is anticipated that this Proxy Statement and form of proxy will first be sent to the Class B Stockholders on or about January 27, 1997.

     At the meeting, the Class B Stockholders will vote upon: (1) the election of ten directors; and (2) such other business as may properly come before the meeting or any and all adjournments.

     Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted in favor of the ten nominees described in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B Stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

     The close of business on January 27, 1997, has been fixed as the record date for the determination of Class B Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 12,001,793 shares of Class B Common Stock. Each share is entitled to one vote.

              PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Elect Ten Directors to Serve For a One Year Term

     The number of directors currently is fixed at ten, with each director serving for a one-year term. At the Annual Meeting, shares of Class B Common Stock represented by proxies, unless otherwise specified, will be voted to elect as directors Michael
J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, Allan Hull, Robert C. Macauley, David
J. Olderman, William B. Sparks, Jr. and J Maurice Struchen, the ten persons nominated by Management, all of whom are currently directors of the Company and have served continuously since their first election or appointment.

     If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the persons named in the proxy may vote it for another nominee of their choice.

                      Directors' Biographies

MICHAEL J. GASSER, 45, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive Committee.

CHARLES R. CHANDLER, 61, has been a director since 1987. He became Vice Chairman of the Company in 1996. For more than five years, Mr. Chandler has been the President and Chief Operating Officer of Virginia Fibre Corporation, a subsidiary of the Company. He is a member of the Executive Committee.

MICHAEL H. DEMPSEY, 40, has been a director since 1996. For more than five years, he has been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Audit and Executive Committees. Mr. Dempsey is the son of Naomi C. Dempsey.

NAOMI C. DEMPSEY, 80, has been a director since 1995. She is an investor and member of the Compensation and Stock Option
Committees.  Mrs. Dempsey is the mother of Michael H. Dempsey.

DANIEL J. GUNSETT, 48, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker and Hostetler. He is a member of the Audit and Compensation
Committees.

ALLAN HULL, 83, has been a director since 1947. He is a Vice President and General Counsel of the Company. He has been an officer of the Company since 1964. In addition, for more than five years, he has been a partner with the law firm of Hull and Hull, Cleveland, Ohio. He is a member of the Executive Committee.

ROBERT C. MACAULEY, 73, has been a director since 1979. For more than five years, he has been the Chief Executive Officer of Virginia Fibre Corporation, a subsidiary of the Company. He is a member of the Compensation Committee.

DAVID J. OLDERMAN, 61, has been a director since 1996. For more than five years, he has been Chairman and Chief Executive Officer of Carret and Company, Inc., an investment counseling firm. He is a member of the Audit and Stock Option Committees. He is also a director for Van Eck Global Funds, a group of mutual funds, and Laidig, Inc., an engineering company and conveyor manufacturer.

WILLIAM B. SPARKS, JR., 55, has been a director since 1995. He has been President and Chief Operating Officer of the Company since 1995. Prior to that time, and for more than five years, Mr. Sparks was the Chief Executive Officer of Down River International, Inc., a subsidiary of the Company. He is a member of the Executive Committee.

J MAURICE STRUCHEN, 76, has been a director since 1993. He is a retired former Chairman and Chief Executive Office of Society Corporation, a banking corporation. He is a member of the Compensation and Stock Option Committees. He is also a director of Forest City Enterprises, Inc., a land development company.

     Directors are elected by a plurality of the votes cast.
Stockholders may not cumulate their votes. The ten candidates receiving the highest number of votes will be elected.

     In the tabulating of votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

            Board of Directors Committees and Meetings

     The Board held four meetings during the 1996 fiscal year.
Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the 1996 fiscal year.

     The Board has established an Executive Committee, a Compensation Committee, an Audit Committee and a Stock Option
Committee. The Board has no standing nominating committee or committee performing similar functions.

     The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Hull and Sparks, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held five meetings during the 1996 fiscal year. The Compensation Committee, whose current members are Mrs. Dempsey and Messrs. Gunsett, Macauley and Struchen, is responsible for evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's chief executive officer should be based. The Compensation Committee held four meetings during the 1996 fiscal year. The Audit Committee, whose current members are Messrs. Dempsey, Gunsett and Olderman, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations and management, and considering the adequacy and effectiveness of the internal auditing controls and internal auditing methods and procedures of the Company. The Audit
Committee held two meetings during the 1996 fiscal year.  The
Stock Option Committee, whose current members are Mrs. Dempsey and Messrs. Olderman and Struchen, is responsible for administering the Company's Incentive Stock Option Plan which provides for the granting of options for shares of the Company's Class A Common Stock to key employees. The Stock Option
Committee held one meeting during the 1996 fiscal year.

                  Security Ownership of Certain
                 Beneficial Owners and Management

     The following table sets forth certain information, as of
January 15, 1997, with respect to the only persons known by the
Company to be the beneficial owners of 5% or more of the Class B
Common Stock, the Company's only class of voting securities:
                           Class of   Type of      Number of Percent
  Name and Address          stock    ownership      shares   of class
Naomi C. Dempsey           Class B  Record and     6,043,236  50.35%
782 W. Orange Road                  Beneficially
Delaware, Ohio

Naomi C. Dempsey, Trustee  Class B  See (1) below  1,663,040  13.86%

Robert C. Macauley         Class B  Record and     1,200,000  10.00%
161 Cherry Street                   Beneficially
New Canaan, Connecticut

(1)  Held by Naomi C. Dempsey as successor trustee in the Naomi A. Coyle Trust.

     The following table sets forth certain information, as of January 15,
1997, with respect to the Class A Common Stock and the Class B Common Stock
(the only equity securities of the Company) owned or controlled by each director and each executive officer named in the summary compensation table:
                                Title and Percent of Class (1)
      Name                              Class A      %
Charles R. Chandler                        400       *
Michael H. Dempsey                       2,000       *
Naomi C. Dempsey                         2,000       *
Michael J. Gasser                          -0-       *
Daniel J. Gunsett                        2,000       *
Allan Hull                               2,000       *
Robert C. Macauley                         -0-       *
David J. Olderman                        3,000       *
William B. Sparks, Jr.                   1,086       *
Ralph V. Stoner, Sr.                       -0-       *
J Maurice Struchen                       2,000       *

                                Title and Percent of Class (1)
      Name                              Class B      %

Charles R. Chandler                      4,000       *
Michael H. Dempsey                      19,996       *
Naomi C. Dempsey                     7,706,276     64.21%
Michael J. Gasser                       11,798       *
Daniel J. Gunsett                          -0-       *
Allan Hull                             148,860      1.24%
Robert C. Macauley                   1,200,000     10.00%
David J. Olderman                        6,774       *
William B. Sparks, Jr.                   6,248       *
Ralph V. Stoner, Sr.                    15,400       *
J Maurice Struchen                       7,400       *

*Less than one percent.

(1)  Except as otherwise indicated below, the persons named in the table
     (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock owned by them. This table does not include options for shares which are not currently exercisable or not exercisable within 60 days of January 15, 1997. Included in the number of shares of Class A
     Common Stock listed above are options to purchase up to 2,000 of such shares owned by each of Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, Allan Hull, David J. Olderman and J Maurice Struchen.

    In addition to the above referenced shares, Messrs. Gasser, Hull and Lloyd D. Baker, Vice President, serve as Trustees of the Greif Bros. Corporation Employees' Retirement Income Plan, which holds 123,752 shares of Class A Common Stock and 76,880 shares of Class B Common Stock. Messrs. Conroy, Hull and Lawrence A. Ratcliffe, Vice President, serve as Trustees for the Greif Bros. Corporation Retirement Plan for Certain Hourly Employees, which holds 3,475 shares of Class B Common Stock. The Trustees of these plans, accordingly, share voting and investment power in these shares.
    Mr. Olderman is Chairman and Chief Executive Officer of Carret and Company, Inc., which holds 510,474 shares of the Class A Common Stock and 51,460 shares of the Class B Common Stock for their clients.

    The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

    The following sets forth the equity securities owned or
controlled by all directors and executive officers as a group (24 persons) as of January 15, 1997:
          Title of                Amount          Percent
       class of stock       beneficially owned   of class
          Class A                   18,848           *
          Class B                9,311,740         77.59%

* Less than one percent.

                      Executive Compensation

    The following table sets forth the compensation for the
three fiscal years ended October 31, 1996, for the Company's chief executive officer and the Company's four other most highly compensated executive officers.
                                                                    Number of
                                                 Deferred    All  Stock Options
Name and Position       Year  Salary    Bonus  Compensation Other   Granted
Michael J. Gasser       1996 $314,658 $160,000              $2,951   25,000
Chairman
Chief Executive Officer 1995 $205,615 $166,841              $  504   30,000

                        1994 $143,166  $99,999              $  480


Charles R. Chandler     1996 $424,356  $70,164 $256,169   $251,745   23,000
Director
Vice Chairman           1995 $427,803 $164,077 $236,537   $225,807   10,000

                        1994 $408,421 $108,170 $218,411    $58,794


Robert C. Macauley      1996 $371,316  $69,932  $58,224   $729,000    2,000
Director
Chief Executive Officer 1995 $360,500 $136,165  $56,222 $1,879,470
  of Virginia Fibre
  Corporation           1994 $350,750 $102,347  $40,593   $451,410


William B. Sparks, Jr.  1996 $257,886 $120,000              $9,994   13,000
Director
President and Chief     1995 $173,048 $105,000             $17,921   20,000
  Operating Officer
                        1994 $140,616  $53,000             $19,261


Ralph V. Stoner, Sr.    1996 $200,004  $90,562                $432    6,500
Chief Executive Officer
  of Michigan Packaging 1995 $135,360 $135,000                $378   10,000
  Company
                        1994 $118,260 $117,764                $360


     Mr. Michael J. Gasser, Chairman and Chief Executive
Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for
(a) the employment of Mr. Gasser as Chairman and Chief Executive Officer for a term of 15 years; (b) the right of Mr. Gasser to extend his employment on a year-to-year basis until he reaches the age of 65; (c) the agreement of Mr. Gasser to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and; (d) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995.

     Mr. William B. Sparks, Jr., President and Chief Operating Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for
(a) the employment of Mr. Sparks as President and Chief Operating Officer for a term of 11 years; (b) the agreement of Mr. Sparks to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and; (c) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995.

     Mr. Charles R. Chandler, Vice Chairman, on August 1, 1986, and amended in 1988, 1992 and 1996, entered into an employment agreement, principally providing for (a) the employment of Mr. Chandler as Vice Chairman until 2001, (b) the agreement of Mr. Chandler to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and (c) the fixing of minimum basic salary during such period of employment at $424,356 per year. The employment contract with Mr. Chandler gives him the right to extend his employment beyond the original term for up to 5 additional years.

     Mr. Robert C. Macauley, Chief Executive Officer of Virginia Fibre Corporation, on August 1, 1986 and amended in 1992, entered into an employment agreement with Virginia Fibre Corporation, principally providing for (a) the employment of Mr. Macauley as Chief Executive Officer for a term of 18 years, (b) the agreement of Mr. Macauley to devote his time, attention, skill and effort to the performance of his duties as an officer and employee of Virginia Fibre Corporation, and (c) the fixing of minimum basic salary during such period of employment at $275,000 per year.

     No Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $20,000 per year plus $1,000 for each Board, audit, compensation and stock option meeting that they attend.

     During 1996, a Directors' Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company's Class A Common Stock which options may be granted shall not exceed 100,000 shares. Beginning in 1997, each outside director will be granted an annual option to purchase 2,000
shares immediately following each annual meeting of stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 1996, 12,000 options were granted to outside directors with option prices of $30.00 per share. As of January 15, 1997, no options have been exercised. Options expire ten years after date of grant.

     For 1996, the Compensation Committee of the Board of Directors voted bonuses to employees, based upon the progress of the Company, and upon the contributions of the particular employees to that progress, and upon individual merit, which determines, in the action of the Committee, the bonus a specific employee may receive, if any. Prior to 1996, the Board of Directors of the Company, or the appropriate subsidiary company, voted the bonuses for their employees.

     Supplementing the pension benefits, Virginia Fibre Corporation has deferred compensation contracts with Robert C. Macauley and Charles R. Chandler. These contracts are designed to supplement the Company's defined benefit pension plan only if the executive retires under such pension plan at or after age 65, or if the executive becomes permanently disabled before attaining age 65. No benefit is paid to the executive under this contract if death precedes retirement. The deferred compensation is payable to the executive or his spouse for a total period of 15 years.

     Under the above Deferred Compensation Contracts, the annual amounts payable to the executive or his surviving spouse are diminished by the amounts receivable under Virginia Fibre Corporation's defined benefit pension plan. Mr. Macauley's estimated accrued benefit from the Deferred Compensation Contract is $92,641 per year for 10 years and $61,761 per year for an additional 5 years. Mr. Chandler's estimated accrued benefit from the Deferred Compensation Contract is $216,481 per year for 10 years and $144,321 per year for an additional 5 years.

     With respect to Mr. Gasser, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

     With respect to Messrs. Chandler and Macauley, the dollar amount in the all other category is the compensation attributable to the 1991 Virginia Fibre Corporation stock option plan to certain key Virginia Fibre Corporation employees. This amount is the difference between the option price and the value attributable to the stock based upon the performance of Virginia
Fibre Corporation for years prior to 1996.   All outstanding
options were redeemed by Virginia Fibre Corporation during 1996 and the current year amount represents the difference between the redemption price and the cumulative compensation accrued as of October 31, 1995.

     With respect to Mr. Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. In addition, there are contributions made by Down River International, Inc. to a Profit Sharing Trust.

     With respect to Mr. Stoner, the dollar amount in the all other category relates to premiums paid for life insurance.

     During 1995, the Company adopted an Incentive Stock Option Plan which provides the granting of incentive stock options to key employees and non-statutory options for non-employees. The aggregate number of shares of the Company's Class A Common Stock which options may be granted shall not exceed 1,000,000 shares. Under the terms of the Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable after two years from the date of grant.

     The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the year ended October 31, 1996 to each of the named executive officers.

                          OPTION GRANTS TABLE
                                                        Potential Net Realizable
                                                            Value at Assumed
                                                          Annual Rates of Stock
                                                          Price Appreciation for
                      Individual Grants                      Option Term (2)

                              % of Total
                               Options
                              Granted to
                   Number of  Employees Exercise
                    Options   in Fiscal Price Per Expiration
Name              Granted (1)   Year     Share      Date      5%        10%
Michael J. Gasser   25,000       16%    $29.62    09/05/06 $465,775 $1,180,366
Charles R. Chandler 23,000       15%    $29.62    09/05/06 $428,513 $1,085,936
Robert C. Macauley   2,000        1%    $29.62    09/05/06  $37,262    $94,429
William B. Sparks,
  Jr.               13,000        9%    $29.62    09/05/06 $242,203   $613,790
Ralph V. Stoner,
  Sr.                6,500        4%    $29.62    09/05/06 $121,102   $306,895

(1) The options granted are exercisable on September 5, 1998.

(2) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

    The following table sets forth certain information with respect to the exercise of options to purchase Class A Common Stock during the year ended
October 31, 1996, and the unexercised options held and the value thereof at that date, by each of the named executive officers:


                AGGREGATE OPTION EXERCISES AND FISCAL
                    YEAR-END OPTION VALUES TABLE
                                                           Value of In-The-Money
                          Value   Number of Unexercised       Options Held at
               Shares    Realized Options Held at Year-End       Year-End
              Acquired     upon    Exercis-  Unexercis-     Exercis-  Unexercis-
             on Exercise Exercise  able      able           able      able
Michael J. Gasser   -0-    $-0-      -0-     55,000          $-0-     $54,300
Charles R. Chandler -0-    $-0-      -0-     33,000          $-0-     $18,100
Robert C. Macauley  -0-    $-0-      -0-      2,000          $-0-        $-0-
William B. Sparks,
  Jr.               -0-    $-0-      -0-     33,000          $-0-     $36,200
Ralph V. Stoner,
  Sr.               -0-    $-0-      -0-     16,500          $-0-     $18,100

     The following table illustrates the amount of annual pension benefits for eligible employees upon retirement in the specified remuneration and years of service classifications under the Company's defined benefit pension plan:

                   DEFINED BENEFIT PENSION TABLE
                              Annual Benefit for Years of Service

Remuneration       15              20                25                  30
$450,000        $26,250         $35,000           $43,750             $52,500

$350,000        $26,250         $35,000           $43,750             $52,500

$250,000        $26,250         $35,000           $43,750             $52,500

$150,000        $24,500         $32,667           $40,833             $49,000

   The following table sets forth certain information with respect to the benefits under the defined benefit pension plans of the Company and its subsidiary, Virginia Fibre Corporation, for each of the named executive officers.

Name of individual                      Remuneration used      Estimated
  or number of         Credited Years   for Calculation of  annual benefits
 persons in group        of service       Annual Benefit   under retirement plan
Michael J. Gasser           17               $363,426          $24,120

William B. Sparks, Jr.       2               $283,183           $3,504

Charles R. Chandler         24               $219,224          $52,614

Robert C. Macauley          24               $219,224          $52,614

Ralph V. Stoner, Sr.        29               $265,650          $50,748

    The Company's pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of total compensation and upon years of credited service up to 30 years.

    The annual retirement benefits under the defined benefit pension plan of the Company's subsidiary, Virginia Fibre
Corporation, are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

    None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.

     Section 16 (a) Beneficial Ownership Reporting Compliance

    Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16 (a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1996 all Section 16 (a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that Daniel J. Gunsett, who became a director of the Company in 1996, did not file a Form 3. Mr. Gunsett, however, did file a Form 5 for the 1996 fiscal year indicating his ownership of the Company's equity securities.

    In 1996, each of the following persons reported on a Form 5 for that fiscal year one transaction in which the named person was granted stock options in 1995 under the Company's Incentive Stock Option Plan, which grants should have been reported by such person on a Form 5 for the 1995 fiscal year: Michael J. Gasser (an officer and director of the Company); William B. Sparks, Jr. (an officer and director of the Company); Charles R. Chandler (an officer and director of the Company); Allan Hull (an officer and director of the Company); John P. Berg (an officer of the Company); John P. Conroy ( an officer of the Company); Michael M. Bixby (an officer of the Company); C.J. Guilbeau (an officer of the Company); Jerome B. Nolder, Jr. (an officer of the Company); Philip R. Metzger (an officer of the Company); and John K. Dieker (an officer of the Company).

   Compensation Committee Interlocks and Insider Participation

    Robert C. Macauley, Naomi C. Dempsey, Daniel J. Gunsett and
J Maurice Struchen served as members of the Company's Compensation Committee for the 1996 fiscal year. Mr. Macauley, the chairman of the Compensation Committee, is an executive officer of the Company. In addition, Mr. Macauley, the founder and chairman of Virginia Fibre Corporation, a subsidiary of the Company, is also the founder and chairman of a non-profit world-wide relief organization. During the 1996 fiscal year, Virginia Fibre Corporation contributed approximately $350,000 to this non-profit organization.

    No executive officer of the Company served during the 1996 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company's directors served as an executive officer.

     Compensation Committee Report on Executive Compensation

    The annual compensation for Michael J. Gasser, Chairman of the Board and Chief Executive Officer of the Company, is reviewed annually by the Compensation Committee of the Board of Directors. Mr. Gasser's salary is based upon various measurements which are tied to the performance of Greif Bros. Corporation.

    The Compensation Committee, made up primarily of outside directors, reviews the total compensation paid to Mr. Gasser and other executive officers.

            Members of the Compensation Committee are:

                        Robert C. Macauley, Chairman
                        Naomi C. Dempsey
                        Daniel J. Gunsett
                        J Maurice Struchen


     The following graph compares the Company's stock performance to that of the Standard and Poor's 500 Index and its industry group (Peer Index). This graph, in the opinion of Management, would not be free from the claim that it fails to fully and accurately represent the true value of the Company.

                    [STOCK PERFORMANCE CHART]

                                          S&P 500
YEAR                       GBC STOCK       INDEX         PEER INDEX
1991                       100            100            100
1992                       103            107            102
1993                       114            119             86
1994                       127            120            107
1995                       148            148            112
1996                       163            180            118




The Peer Index is comprised of the paper containers index and paper and forest products index as shown in the Standard & Poor's
Statistical Services Guide.

          Certain Relationships and Related Transactions

    The law firm of Hull & Hull received $393,856 in fees for legal services to the Company plus reimbursement of out-of-pocket expenses of $21,207. Mr. Allan Hull, attorney-at-law, is Vice President, General Counsel, member of the Executive Committee and a Director of Greif Bros. Corporation and a partner in the law firm of Hull & Hull.

    Virginia Fibre Corporation, a subsidiary of the Company, annually contributes money to a world-wide relief organization. The founder and chairman of this non-profit organization, Robert
C. Macauley, is also the founder and chairman of Virginia Fibre Corporation and is a director of the Company. During 1996, the subsidiary company contributed approximately $350,000 to this organization.

    There are loans that have been made by the Company to
certain employees, including certain officers and directors of
the Company.   The following is a summary of these loans for the
year ended October 31, 1996:
                        Balance at                     Balance at
                        Beginning              Amount    End of
Name of Debtor          Period      Proceeds Collected   Period
Michael M. Bixby       $   215,000  $    -0-  $ 6,000  $  209,000
Michael J. Gasser          218,508       -0-   19,309     199,199
C. J. Guilbeau             181,655       -0-    6,014     175,641
Philip R. Metzger           89,098       -0-    6,062      83,036
Jerome B. Nolder, Jr.          -0-    80,000      -0-      80,000
William B. Sparks, Jr.     101,929    21,000      -0-     122,929
Ralph V. Stoner, Jr.       225,000       -0-      -0-     225,000

                        $1,031,190  $101,000  $37,385  $1,094,805

    Michael M. Bixby is a Vice President of Greif Bros.
Corporation. The loan is secured by a house and lot in Minnesota and interest is payable at 3% per annum.

    Michael J. Gasser is Chairman and Chief Executive Officer of Greif Bros. Corporation. The loan is secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

    C. J. Guilbeau is a Vice President of Greif Bros.
Corporation.   The loan is secured by a house and lot in Illinois
and interest is payable at 3% per annum.

    Philip R. Metzger is Treasurer of Greif Bros. Corporation.
The loan is secured by a house and lot in Ohio and interest is payable at 3% per annum.

    Jerome B. Nolder, Jr. is a General Manager of Greif Bros.
Corporation.  The loan is secured by 200 shares of the Company's
Class B Common Stock and the assignment of his company-sponsored life insurance. Interest is payable at 7-1/4% per annum.

    William B. Sparks, Jr. is President and Chief Operating Officer of Greif Bros. Corporation. The loan is secured by 3,124 shares of the Company's Class B Common Stock and 500 shares of the Company's Class A Common Stock. Interest is payable at 3% per annum. An additional loan is secured by a house and lot in Ohio with interest payable at 5% per annum.

    Ralph V. Stoner, Jr. is President of Michigan Packaging
Company. The loan is secured by a house and lot in Michigan and interest is payable at 3% per annum.

                  Independent Public Accountants

    Price Waterhouse LLP served as the independent public accountants of the Company for its fiscal year ended October 31, 1996. As of the date of this Proxy Statement, the independent public accountants for the fiscal year ending October 31, 1997 have not been selected. However, the Company expects to retain Price Waterhouse LLP. A representative of Price Waterhouse LLP will not be present at the Annual Meeting.

                      Stockholder Proposals

    Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders expected to be held in February 1998 must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement.

                 Proxies Solicited by Management;
          Proxies Revocable; Cost of Solicitation to be
                         Borne by Company

    The proxy enclosed with this Proxy Statement is solicited by and on behalf of the Management of Greif Bros. Corporation. A person giving the proxy has the power to revoke it.

    The expense for soliciting proxies for this Annual Meeting of the Stockholders is to be paid by the treasurer out of the funds of the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with Stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation therefore other than their regular salaries.

      No Other Matters to be Submitted at the Annual Meeting

    The Management knows of no matters to be presented at the aforesaid Annual Meeting other than the above proposal. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.






                                                 John P. Conroy
                                                 Secretary

January 27, 1997



                    GREIF BROS. CORPORATION
                         CLASS B PROXY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  CALLED FOR FEBRUARY 24, 1997
        This Proxy is Solicited on Behalf of Management

     The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 27, 1997, hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, Allan Hull, Robert C. Macauley, David
J. Olderman, William B. Sparks, Jr. and J Maurice Struchen, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Corporation to be held at 1209 Orange Street, Wilmington, Delaware, at 10:00 o'clock A.M., E.S.T., on February 24, 1997, and at any adjournment thereof; as follows:

1.          WITH / / OR WITHOUT / / AUTHORITY TO ELECT ALL
            NOMINEES LISTED BELOW (except as marked to the contrary below):

  Michael J. Gasser    Charles R. Chandler  Michael H. Dempsey
  Naomi C. Dempsey     Daniel J. Gunsett    Allan Hull
  Robert C. Macauley   David J. Olderman    William B. Sparks, Jr.
  J Maurice Struchen

  Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2.          IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
            VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
            BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT
            THEREOF.

  The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted To elect all of the nominees for directors as set forth in Item 1, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

       Record Holder              Number of Class B Shares Held






Dated                , 1997




       Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.